Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

DYNEX CAPITAL, INC.,
a Virginia corporation

Adopted as of May 11, 2021

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ARTICLE I
Offices and Fiscal Year
SECTION 1.01    Principal Office. The principal office of the Corporation shall be located at 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060, until otherwise established by a vote of a majority of the Board of Directors.
SECTION 1.02    Other Offices. The Corporation also may have offices at such places within or without the Commonwealth of Virginia as the Board of Directors may from time to time designate or the business of the Corporation may require.
SECTION 1.03    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December.
ARTICLE II
Meetings of Shareholders
SECTION 2.01    Place of Meeting. All meetings of the shareholders of the Corporation shall be held at such place (if any), either within or without the Commonwealth of Virginia, or, in the case of virtual-only meetings at no physical place but solely by means of remote communication, as from time to time may be fixed by the Chief Executive Officer, the President or by the Board of Directors in the notice of such meeting.
SECTION 2.02    Annual Meetings. The Chief Executive Officer, the President or the Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Chief Executive Officer, the President or the Board of Directors, the meeting for any calendar year shall be held on the fourth Monday in April in such year, if not a legal holiday under the laws of Virginia, and, if a legal holiday, then on the next succeeding business day, at 10:00 a.m., and at such meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as  may properly be brought before the meeting. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.
SECTION 2.03    Special Meetings. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Chief Executive Officer, the President, the Chairman of the

Board of Directors, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in Section 3.02 hereof), or by shareholders entitled to cast at least twenty-five percent (25%) of the votes which all shareholders are entitled to cast at the particular meeting.
At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the object of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date and time of such meeting and give notice thereof, the person or persons calling the meeting may do so.
SECTION 2.04    Notice of Meetings. Written notice of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least ten and not more than sixty days prior to the day named for the meeting, except that notice of a meeting of shareholders to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Va. Code § 13.1-724, or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days prior to the day named for the meeting. Each such notice shall state the place (if any), date and hour of the meeting and the means of remote communication (if any). In the case of a special meeting, such notice shall state briefly the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to shareholders not present in person or by proxy.
Whenever the language of a proposed resolution is included in a written notice of a meeting of shareholders, the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.
SECTION 2.05    Quorum, Manner of Acting and Adjournment. The presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders from the meeting so that less than a quorum remains.

In the absence of a quorum or for any other reason, the chairman of the meeting or the Board of Directors or the shareholders present in person or by proxy acting by a majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time but not for a period exceeding 120 days after the original meeting date.
Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by applicable law, at a duly organized meeting at which a quorum is present in person or by proxy, action on any matter (other than the election of directors) is approved by the shareholders if the votes cast favoring the matter exceed the votes cast opposing the matter.
SECTION 2.06    Organization. Every meeting of shareholders shall be conducted by a director or officer of the Corporation appointed by the Board of Directors or the Chairman of the Board to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the order stated: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides as chairman at a meeting of shareholders, an assistant secretary, or in the absence of an assistant secretary, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.
At any meeting of shareholders of the Corporation, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. This Section 2.06 shall not limit the right of shareholders to speak at meetings of shareholders on matters germane to the Corporation’s business, subject to any rules for the orderly conduct of the meeting imposed by the chairman of the meeting.
SECTION 2.07    Voting. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by the shareholder or by his or her duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the Secretary. A shareholder shall not sell his or her vote or execute a proxy to any person for any sum of money or anything of value.
A shareholder or his or her duly authorized attorney-in-fact may also authorize another person or persons to act for him or her by proxy by effecting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. Such electronic transmission shall contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission. For purposes of these Bylaws, “electronic transmission” has the meaning assigned to it in §13.1-603 of the Virginia Stock Corporation Act (or any successor provision). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.07 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Except as provided in Article III of the Articles of Incorporation, each shareholder of record, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every shareholder meeting, to one vote for every share, and to a fraction of a vote equal to every fractional share.
SECTION 2.08    Voting Lists. After the Board of Directors fixes a record date for a shareholder meeting, the officer or agent of the Corporation having charge of the share transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The shareholders’ list for notice shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place (if any) identified in the meeting notice in the county or city where the meeting shall be held. Such shareholders’ list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. In the event the Board of Directors has fixed a different record date to determine which shareholders are entitled to vote at such meeting, a shareholders’ list for voting, prepared in the same manner as the shareholders’ list for notice, shall be similarly available for inspection promptly after the record date for voting. The Corporation shall make the list of shareholders entitled to vote available at the meeting, and any shareholder, or the shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment. If the meeting is to be held solely by means of remote communication, the list of shareholders shall be open to inspection by any shareholder, or the shareholder’s agent or attorney, by means of a reasonably accessible electronic network and shall otherwise be consistent with the terms of this Section 2.08.
The original share transfer books, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote, in person or by proxy, at any meeting of shareholders.
SECTION 2.09    Judges of Election. The vote upon any matter, including the election of directors, need not be by ballot. In advance of any meeting of shareholders the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any shareholder or his or her proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at a meeting by the chairman of the meeting.
If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
    On request of the chairman of the meeting or of any shareholder or his or her proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.
SECTION 2.10    Determination of Shareholders of Record. The Board of Directors may fix a date, not more than seventy nor less than ten days preceding the date of any meeting of shareholders, and not more than seventy days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case, if otherwise entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.
Unless a record date is fixed by the Board of Directors for such purpose, transferees of shares which are transferred on the books within ten days next preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting.
SECTION 2.11    Consent of Shareholders in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders or a class of shareholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the actions so taken, shall be signed by all the shareholders who would be entitled to vote at a meeting of the shareholders or of a class of shareholders for such purpose and shall be filed with the Secretary.
SECTION 2.12    Order of Business. At any meeting of shareholders of the Corporation, only that business that is properly brought before the meeting may be presented to and acted upon by shareholders. To be properly brought before an annual meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. At a special meeting of shareholders, no business shall be transacted and no corporate action taken other than that stated in the notice of the meeting.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 90 days nor more than 180 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s share transfer books, of such shareholder proposing such business, (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of the Corporation beneficially owned by the shareholder and (e) any material interest of the shareholder in such business. The Secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.
Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.12, and if the chairman should so determine, the chairman shall so declare to the meeting and the business not properly brought before the meeting shall not be transacted.
In addition to the foregoing provisions of this Section 2.12, a shareholder seeking to have a proposal included in the Corporation’s proxy statement must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision). The Corporation shall not have any obligation to communicate with shareholders regarding any business or director nomination submitted by a shareholder in accordance with this Section 2.12 unless otherwise required by law.
SECTION 2.13    Remote Communication. If authorized by the Board of Directors, and subject to such further guidelines and procedures as the Board of Directors may adopt, a shareholder or a shareholder’s proxy not physically present at a meeting of shareholders may, by means of remote communication:
(a)     participate in a meeting of shareholders; and
(b)     be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that:
(1)     the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or shareholder’s proxy;
(2)    the Corporation shall implement reasonable measures to provide such shareholder or shareholder’s proxy a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(3) if any shareholder or shareholder’s proxy votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
Board of Directors
SECTION 3.01    Powers. The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the Articles of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.
SECTION 3.02    Number, Election and Term. The Board of Directors shall consist of six directors, subject to automatic increase in accordance with the Articles of Incorporation. If the Corporation seeks to qualify as a real estate investment trust, the number of directors shall be increased or decreased from time to time by vote of a majority of the Board of Directors; provided, however, that the number of directors may not exceed fifteen nor be less than three except as permitted by law, and provided further, that the tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors.
Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by applicable law, a nominee for director shall be elected to the Board of Directors at any meeting of shareholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of shareholders for which the number of nominees exceeds the number of directors to be elected. If a nominee who is an incumbent director is not elected to the Board of Directors and no successor has been elected at such meeting of shareholders, such nominee shall offer his or her resignation promptly to the Board of Directors. Within 90 days following certification of the election results, the Board of Directors will determine whether to accept or reject the offered resignation, or whether to take other action. In making such determination, the Board of Directors shall consider the recommendation of the committee responsible for the nomination of directors, the factors considered by that committee and any additional information and factors that the Board of Directors believes to be relevant. A director who offers a resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to such director’s resignation.
At all times, except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these Bylaws, “Independent Director” shall mean a director of the

Corporation who meets the independence requirements under the rules and regulations of the stock exchange upon which the Corporation’s common stock is then listed and the Securities and Exchange Commission, as then in effect and applicable to the Corporation. At each annual meeting, the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be shareholders in the Corporation.
Except as provided in Article III of the Articles of Incorporation, no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3.02. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 3.02. Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation and received (a) not less than 90 days nor more than 180 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. Each such shareholder’s notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Corporation’s share transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (3) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and (ii) as to each person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The Secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.02, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.
At any time when the Chairman of the Board is not an Independent Director, a lead Independent Director shall be designated by majority vote of the Independent Directors.
SECTION 3.03    Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.
SECTION 3.04    Removal. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.
SECTION 3.05    Committees of the Board. The Board of Directors may appoint from among its members an executive committee and other committees comprised of three or more members. The composition of each committee, including the total number of members and the number of Independent Directors, shall at all times comply with the listing requirements and rules and regulations of the stock exchange upon which the Corporation’s common stock is then listed and the rules and regulations of the Securities and Exchange Commission, in each case as then in effect and applicable to the Corporation. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the shareholders any action which requires shareholder approval, amend the Articles of Incorporation, amend or repeal the Bylaws, approve any merger or share exchange which does not require shareholder approval or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.
Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.
One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.
    The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place (if any) of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.
Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.
Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.
SECTION 3.06    Meetings of the Board of Directors. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the Commonwealth of Virginia, or by conference telephone or similar remote communication, as the Board may from time to time determine or as shall be specified in the notice of such meeting.
The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the shareholders at which the directors were elected. The meeting may be held at such time and place (if any) as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in Article IV, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the place (if any) or by means of remote communication (if any), of the annual meeting of shareholders.
Special meetings of the Board of Directors may be called at any time by two or more directors, by any lead independent director (if one has been designated) or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee or by the Chairman of the Board or the Chief Executive Officer. The lead independent director (if one has been designated) may also call a separate meeting of the directors of the Corporation who are not employees of the Corporation. Special meetings may be held at such place or places in or out of the Commonwealth of Virginia, or by conference telephone or similar remote communication, as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.
Notice of the place (if any) and time of every meeting of the Board of Directors shall be delivered by the Secretary to each director personally, by first-class mail, or by telephone, which shall also include voice-mail, or by electronic mail to any electronic address of the director or by any other electronic means, or by leaving the same at his or her residence or usual place of business at least twenty-four hours before the time at which such meeting is to be held, or if by first class mail, at least four days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at the director's post office address as it appears on the records of the Corporation, with postage thereon prepaid.
SECTION 3.07    Quorum and Voting. At all meetings of the Board, a majority of the Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation’s Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
Notwithstanding the first paragraph of this Section 3.07, and except as provided in the Company’s Guidelines (as hereinafter defined) any action pertaining to a transaction involving the Corporation in which any advisor, any director or officer of the Corporation or any affiliate of any of the foregoing persons has an interest shall be approved by a majority of the Independent Directors even if the Independent Directors constitute less than a quorum.
SECTION 3.08    Organization. The Chairman of the Board shall preside at each meeting of the Board of Directors; provided, however, that the lead independent director (if one has been designated) shall preside at any separate meeting of directors of the Corporation who are not employees of the Corporation. In the absence or inability of the Chairman of the Board to preside at a meeting of the Board of Directors, the Vice Chairman of the Board, if there be one, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, the lead independent director (if one has been designated), or in their absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
SECTION 3.09    Meeting by Conference Telephone or Remote Communication. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar remote communication if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.
SECTION 3.10    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
SECTION 3.11    Compensation of Directors. Non-employee Directors, in consideration of their serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by them in connection with the performance of their duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any non-employee Director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as may be permitted by such resolution.
SECTION 3.12    Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation’s assets, and the investment policies of the Corporation and the limitations thereon are at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.
The Board of Directors, including a majority of the Independent Directors, shall promulgate and approve guidelines governing the investment policies of the Company (the “Guidelines”). The Guidelines and compliance therewith shall be reviewed by the Board of Directors at least annually to determine that the policies then being followed by the Corporation are in the best interest of the shareholders of the Corporation. Each such determination and the basis therefor shall be set forth in the minutes of the meeting of the Board of Directors.
ARTICLE IV
Notice - Waivers - Meetings
SECTION 4.01    What Constitutes Notice. Whenever written notice is required to be given to any person under the provisions of the Articles, these Bylaws, or the Virginia Stock Corporation Act, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, to his or her address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. A notice of a meeting shall specify the place (if any), the means of remote communication (if any), day and hour of the meeting.

SECTION 4.02    Waiver of Notice. Whenever any written notice is required to be given under the provisions of the articles, these Bylaws, or the Virginia Stock Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.
Attendance of a person, either in person or by proxy, or by a conference telephone or similar remote communication which complies with Section 3.09 hereof, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
ARTICLE V
Officers
SECTION 5.01    Number, Qualifications and Designation. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may, but need not be, directors or shareholders of the Corporation. The Board of Directors may elect from among the members of the Board, a Chairman of the Board and Vice Chairman of the Board, neither of whom will be an officer of the Company, unless so designated by the Board.
SECTION 5.02    Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the Board of Directors, and each officer shall hold his or her office until the next annual organizational meeting of the Board of Directors and until his or her successor shall have been duly chosen and qualified, or until his or her death, resignation, or removal.
SECTION 5.03    Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these

Bylaws, or as the Board of Directors may from time to time determine. The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.
SECTION 5.04    Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 5.05    Removal. Any officer, member of a committee, employee or other agent of the Corporation may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, member of a committee, employee or other agent whenever in the judgment of such authority the best interests of the Corporation will be served thereby.
SECTION 5.06    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or remaining members of the committee to which the power to fill such office has been delegated pursuant to Section 5.03 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.
SECTION 5.07    General Powers. All officers of the Corporation as between themselves and the Corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.
SECTION 5.08    The Chairman and Vice Chairman of the Board. The Chairman of the Board or in his or her absence, the Vice Chairman of the Board, shall preside at all meetings of the Board of Directors, and shall perform such other duties as may from time to time be requested of him or her by the Board of Directors.
SECTION 5.09    The Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have the final authority over the general policy, business and operation of the Corporation. The Chief Executive Officer may sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by a resolution of the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation, and, in general, shall have such powers and perform such duties usually incident to the office of the Chief Executive Officer, and such other powers and duties as from time to time may be assigned to him or her by the Board of Directors or these Bylaws. If no Chief Executive Officer is appointed, the powers and duties of the Chief Executive Officer shall be performed by the President.
SECTION 5.10    The President. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the Board of Directors, or by these Bylaws. The President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. The President may sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation.
SECTION 5.11    The Vice Presidents. The Vice Presidents shall perform the duties of the President in the President's absence and such other duties as may from time to time be assigned to them by the Board of Directors or by the Chief Executive Officer or the President.
SECTION 5.12    The Secretary. The Secretary or an assistant secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer or the President.
SECTION 5.13    The Treasurer. The Treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as Treasurer; shall collect and receive or provide for the collection and receipts of monies earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer or the President.
SECTION 5.14    Officers’ Bonds. Any officer shall give a bond for the faithful discharge of his or her duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require.
SECTION 5.15    Salaries. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation.
ARTICLE VI
Capital Stock
SECTION 6.01    Shares of Stock. The shares of all classes and series of stock of the Corporation may be certificated or uncertificated as provided under Virginia law, and shall be entered in the share transfer books of the Corporation and registered as they are issued.
When shares of stock of the Corporation are represented by certificates, such certificates shall represent and certify the number and kind and class of shares owned by the shareholder in the Corporation and shall be in such form as may be required by law and approved by the Board of Directors. Each certificate shall be signed by the Chairman of the Board or the Chief Executive Officer or President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a share certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the

Corporation. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.
Each stock certificate shall include on its face (i) the name of the Corporation, (ii) that the Corporation is organized under the laws of the Commonwealth of Virginia, (iii) the name of the shareholder, (iv) the number and class or series, if any, of the shares represented by the certificate, and (v) any additional information required by the Virginia Stock Corporation Act to be included on certificates. If the Corporation has authority to issue stock of more than one class, or of more than one series within a class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights, preferences and limitations between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as amended, shall be an acceptable summary for the purposes of this Section 6.01. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the shareholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.
When shares of stock of the Corporation are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send, or cause to be sent, to the shareholder to whom such shares have been issued or transferred a written notice that shall set forth (i) the name of the Corporation, (ii) that the Corporation is organized under the laws of the Commonwealth of Virginia, (iii) the name of the shareholder, (iv) the number and class or series, if any, of the shares so held, and (v) any additional information required by the Virginia Stock Corporation Act to be included on certificates. If the Corporation has authority to issue stock of more than one class, or of more than one series within a class, the written notice shall contain the information required by the previous paragraph with respect to each class or series, or shall contain a statement that the Corporation will furnish such information to any shareholder upon request and without charge. In the event the shares are restricted as to transferability by the Corporation, then the written notice shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the shareholder on request and without charge.
Blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.
SECTION 6.02    Stolen, Lost or Destroyed Certificates. The Board of Directors may direct that a new certificate or certificates be issued, or evidence of the holder’s ownership of shares in uncertificated form be delivered, in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issuance of a new certificate or certificates or delivery of evidence of the holder’s ownership of such shares in uncertificated form, the Board of Directors may, in its discretion and as a condition precedent to the issuance or delivery thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate or delivery of evidence of the holder’s ownership of such shares in uncertificated form, and to comply with any other terms the Board of Directors may lawfully prescribe.
SECTION 6.03    Transfer Agents and Registrars. The Board of Directors shall appoint one or more transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.
SECTION 6.04    Transfer of Stock. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the share transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.
No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any Article of the Corporation’s Articles of Incorporation, (ii) the Board of Directors, pursuant to such Article, shall have refused to tender such shares, or (iii) the transferee is a nonresident alien individual or foreign entity. A permitted transfer of shares shall be made and recorded on the share transfer books of the Corporation upon the receipt of proper transfer instructions as prescribed by the Board of Directors, the payment of all taxes thereon, and, in the case of transfers of shares which are represented by one or more certificates, only upon receipt of such certificate(s) with proper endorsement or duly executed stock transfer power, from the registered holder of record or from such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk. In the event a certificate representing shares to be transferred cannot be surrendered because it has been stolen, lost, or destroyed, the transferor shall comply with the requirements imposed by the Board of Directors as set forth in Section 6.02 of these Bylaws in lieu of surrendering a properly endorsed certificate. Upon satisfactory completion by the transferor of the requirements set forth in this Section 6.04, as to any transfer not prohibited by the Articles of Incorporation or by action of the Board of Directors thereunder, all certificates for the transferred shares shall be cancelled, new certificates representing the transferred shares (or evidence of the transferee’s ownership of the transferred shares in uncertificated form) shall be delivered to the transferee, and the transaction shall be recorded on the share transfer books of the Corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the share transfer books of the Corporation by an entry showing from and to whom transferred.
SECTION 6.05    Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its share transfer books as the owner of shares (whether or not such shares are represented by certificates) to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its share transfer books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
SECTION 6.06    Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation (whether or not such shares are represented by certificates).
ARTICLE VII
Miscellaneous
SECTION 7.01    Corporate Seal. The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation and such other details as may be required by the Board of Directors.
SECTION 7.02    Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.
SECTION 7.03    Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.
SECTION 7.04    Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.
SECTION 7.05    Corporate Records. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the Bylaws including all amendments or alterations thereto to date, certified by the Secretary. An original or duplicate share transfer book shall also be kept at the registered office or principal place of business of the Corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.
SECTION 7.06    Amendment of Bylaws. These Bylaws may be amended or replaced, or new Bylaws may be adopted, either (1) by the vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon at any duly organized annual or special meeting of shareholders, or (2), with respect to those matters which are not by statute reserved exclusively to the shareholders, by vote of a majority of the Board of Directors, including a majority of the Independent Directors of the Corporation in office at any regular or special meeting of directors. It shall not be necessary to set forth such proposed amendment, repeal or new Bylaws, or a summary thereof, in any notice of such meeting, whether annual, regular or special.
SECTION 7.07    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Richmond Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the City of Richmond, Virginia, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Virginia Stock Corporation Act or the Articles of Incorporation or these Bylaws (as any may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation governed by the internal affairs doctrine.

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